Chase Bank, Trustee                          Determination Date:      03-Nov-00
Manufactured Housing Contracts               Remittance Date:         07-Nov-00
Senior/Subordinated Pass-Through
Certificates Series 2000C                    For the Period Ended:    25-Oct-00
                                             Lock-Out Date:              Sep-05


Information for Clauses (v) through (ap), Section 7.01 -   GROUP I

                                                                Class A ARM      Class A-1         Class A-2       Class A-3
(v)  Class II A and Class II B Distribution Amounts               398,558.16    2,760,899.58      307,500.00      213,916.67

(w)  Formula Principal Distribution Amount
     (a) Scheduled Principal Due                                   41,990.92      393,120.06
     (b) Partial Prepayments Received                               7,217.52      444,927.70
     (c) Principal Payments in Full (Scheduled Balance)           184,130.51    1,657,693.27
     (d) Liquidated Contract Scheduled Balance                          0.00
     (e) Section 3.05 Purchase Scheduled Balance                        0.00
     (f) Previously Undistributed Shortfalls in (a) through (e)         0.00
     (g) Accelerated Principal Payment                                  0.00
                                                               -------------   -------------   -------------    -------------
 Total Principal Distribution                                     233,338.95    2,495,741.03            0.00             0.00

(x)  Interest Distribution                                        165,219.21      265,158.55      307,500.00       213,916.67
     Unpaid Interest Shortfall                                          0.00            0.00            0.00             0.00
                                                               -------------   -------------   -------------    -------------
 Total Interest Distribution                                      165,219.21      265,158.55      307,500.00       213,916.67

(y)  Beginning Class I A and Class I B Principal Balance       30,477,001.35   50,581,325.85   50,000,000.00    34,000,000.00
     Less: Principal Distribution                                 233,338.95    2,495,741.03            0.00             0.00
                                                               -------------   -------------   -------------    -------------
     Remaining Class A and Class B Principal Balance           30,243,662.40   48,085,584.75   50,000,000.00    34,000,000.00

(z)  Fees Due Servicer
     Monthly Servicing Fee                                        270,522.64        (ac)        Pool Factor   Original Balance
     Section 8.06 Reimbursement Amount                                  0.00     Class A ARM      0.97946759    30,877,655.00
     Section 6.02 Reimbursement Amount                             22,000.00       Class A-1      0.87428336    55,000,000.00
     Reimburseable Fees                                                 0.00       Class A-2      1.00000000    50,000,000.00
                                                               -------------       Class A-3      1.00000000    34,000,000.00
 Total Fees Due Servicer                                          292,522.64       Class A-4      1.00000000    44,398,000.00
                                                                                   Class A-5      1.00000000    11,889,000.00
                                                                                   Class M-1      1.00000000    10,581,000.00
                                                                                   Class B-1      1.00000000    10,581,000.00
                                                                                   Class B-2      1.00000000    17,194,404.00

Information for Clauses (v) through (ap), Section 7.01 - GROUP I

                                                             Class A-4      Class A-5       Class M-1      Class B-1     Class B-2
(v)  Class II A and Class II B Distribution Amounts          292,471.83      81,191.96       75,698.24      79,357.50     128,958.03

(w)  Formula Principal Distribution Amount
     (a) Scheduled Principal Due
     (b) Partial Prepayments Received
     (c) Principal Payments in Full (Scheduled Balance)
     (d) Liquidated Contract Scheduled Balance
     (e) Section 3.05 Purchase Scheduled Balance
     (f) Previously Undistributed Shortfalls in (a)
         through (e)
     (g) Accelerated Principal Payment
                                                          -------------  -------------   -------------  -------------  -------------
 Total Principal Distribution                                      0.00           0.00            0.00           0.00           0.00

(x)  Interest Distribution                                   292,471.83      81,191.96       75,698.24      79,357.50     128,958.03
     Unpaid Interest Shortfall                                     0.00           0.00            0.00           0.00           0.00
                                                          -------------  -------------   -------------  -------------  -------------
 Total Interest Distribution                                 292,471.83      81,191.96       75,698.24      79,357.50     128,958.03

(y)  Beginning Class I A and Class I B Principal Balance  44,398,000.00  11,889,000.00   10,581,000.00  10,581,000.00  17,194,404.00
     Less: Principal Distribution                                  0.00           0.00            0.00           0.00           0.00
                                                          -------------  -------------   -------------  -------------  -------------
     Remaining Class A and Class B Principal Balance      44,398,000.00  11,889,000.00   10,581,000.00  10,581,000.00  17,194,404.00

(z)  Fees Due Servicer
     Monthly Servicing Fee                                        Rate          6.6200%   Libor
     Section 8.06 Reimbursement Amount                           6.9700%        0.3500%   Spread - Class A ARM
     Section 6.02 Reimbursement Amount                           6.7400%        0.1200%   Spread - Class A-1
     Reimburseable Fees                                          7.3800%
                                                                 7.5500%
 Total Fees Due Servicer                                         7.9050%
                                                                 8.1950%
                                                                 8.5850%
                                                                 9.0000%
                                                                 9.0000%


Information for Clauses (v) through (ap), Section 7.01 -  GROUP I

(v)  Class II A and Class II B Distribution Amounts

(w)  Formula Principal Distribution Amount
     (a) Scheduled Principal Due
     (b) Partial Prepayments Received
     (c) Principal Payments in Full (Scheduled Balance)
     (d) Liquidated Contract Scheduled Balance
     (e) Section 3.05 Purchase Scheduled Balance
     (f) Previously Undistributed Shortfalls in (a) through (e)
     (g) Accelerated Principal Payment

 Total Principal Distribution

(x)  Interest Distribution                                        1,609,471.99
     Unpaid Interest Shortfall

 Total Interest Distribution                                                     When
                                                                                   256,972,651.18

(y)  Beginning Class I A and Class I B Principal Balance                         is less than
     Less: Principal Distribution                                  2,729,079.98    264,521,059.00
                                                                                         X
     Remaining Class A and Class B Principal Balance                                         0.10
                                                                                    26,452,105.90
(z)  Fees Due Servicer                                                           We can prepaid
     Monthly Servicing Fee                                                                  Rate
     Section 8.06 Reimbursement Amount                              Class A ARM            6.9700%   30,477,001    2,124,247  6.97%
     Section 6.02 Reimbursement Amount                                Class A-1            6.7400%   50,581,326    3,409,181
     Reimburseable Fees                                               Class A-2            7.3800%   50,000,000    3,690,000
                                                                      Class A-3            7.5500%   34,000,000    2,567,000
 Total Fees Due Servicer                                              Class A-4            7.9050%   44,398,000    3,509,662
                                                                      Class A-5            8.1950%   11,889,000      974,304
                                                                      Class M-1            8.5850%   10,581,000      908,379
                                                                      Class B-1            9.0000%   10,581,000      952,290
                                                                      Class B-2            9.0000%   17,194,404    1,547,496
                                                                                                   -------------------------
                                                                                 Sub Fixed Only     229,224,730   17,558,312  7.66%
                                                                                 Total              259,701,731   19,682,559

Chase Bank, Trustee                          Determination Date:      03-Nov-00
Manufactured Housing Contracts               Remittance Date:         07-Nov-00
Senior/Subordinated Pass-Through
Certificates Series 2000C                    For the Period Ended:    25-Oct-00
                                             Lock-Out Date:              Sep-05


                                                                    Unpaid                                             Unpaid
                                                    No. of         Principal     Delinquency as of        No. of      Principal
(aa) Delinquency as of the Due Period              Contracts        Balance        Calendar End         Contracts      Balance
         31-59 Days Delinquent                       174           6,911,886   31-59 Days Delinquent      116        4,422,975
         60-89 Days Delinquent                        40           1,725,945   60-89 Days Delinquent       31        1,451,477
          90+ Days Delinquent                         13             597,474   90+ Days Delinquent         12          561,970

     3-Month Avg Thirty-Day Delinquency Ratio  2.19%                           3-Month Avg Thirty-Day
                                                                                 Delinquency Ratio                 1.58%
     3-Month Avg Sixty-Day Delinquency Ratio   0.53%                           3-Month Avg Sixty-Day
                                                                                 Delinquency Ratio                 0.56%

                                                                                  Acquisition Loss Amount

(ab) Section 3.05 Repurchases                                           0.00
                                                                               Current Month Acquisition Loss
                                                                                 Amount                                      0
(ad) Class R Distribution Amount                                  244,918.87   Cumulative Acquisition Loss
                                                                                 Amount                                      0
     Reposession Profits                                                0.00

(ae) Principal Balance of Contracts in Repossession               281,772.09

(af) Aggregate Net Liquidation Losses                                   0.00

(ag) (x) Class B-2 Formula Distribution Amount                    128,958.03
     (y) Remaining Amount Available                               244,918.87
                                                              --------------
     Amount of (x) over (y)                                             0.00

(ah) Class B-2 Liquidation Loss Amount                                  0.00

(ai) Guarantee Payment                                                  0.00

(aj) Unadvanced Shortfalls                                              0.00
                                                        No.   $
(ak) Units repossessed                                   7        201,835.08

(al) Principal Prepayments paid                                   191,348.03

(am) Scheduled Principal Payments                                  41,990.92

(an) Weighted Average Interest Rate                                    11.00%


Chase Bank, Trustee                          Determination Date:      03-Nov-00
Manufactured Housing Contracts               Remittance Date:         07-Nov-00
Senior/Subordinated Pass-Through
Certificates Series 2000C                    For the Period Ended:    25-Oct-00
                                             Lock-Out Date:              Sep-05



                 Computation of Available Distribution Amount
(i)   Certificate Account Balance at Monthly Cutoff-Vanderbilt          5,011,772.62
      Certificate Account Balance at Monthly Cutoff-SubServicer-21st      170,769.01
(ii)  Monthly Advance made                                                      0.00
(iii) Section 5.05 Certificate Fund Income-Vanderbilt                      19,237.04
(iii  Section 5.05 Certificate Fund Income-SubServicer-21st                   709.47
(v)   Principal due Holders                                                     0.00
Less:
(i)   Scheduled Payments of principal and interest
      due subsequent to the Due Period-Vanderbilt                         155,016.18
(i)   Scheduled Payments of principal and interest
      due subsequent to the Due Period-SubServicer-21st                     5,621.51
(ii)  Due to the Servicer Pursuant to Section 6.02:
   (i)   Section 3.05 Purchases (Due Seller)                                    0.00
   (ii)  Reimbursement for taxes from Liquidation Proceeds                      0.00
   (iii) Monthly Servicing Fee                                            270,522.64
   (iv)  Reimburseable Liquidation Expenses                                22,000.00
   (v)   Section 6.04(c) reimbursement                                          0.00
   (vi)  Section 8.06 reimbursement                                             0.00
   (vii) Amounts not required to be deposited-SubServicer                       0.00

Total Due Servicer                                                        292,522.64

Available Distrubution Amount                                           4,583,470.84
Available Distrubution Amount-SubServicer-21st                            165,856.97

To Class A and B - Scheduled Principal and Interest                     4,338,551.97

Monthly Excess Cashflow Class I                                           244,918.87

Accelerated Principal Payment                                                   0.00

Weighted Average Remaining Term (months)                                      243.00

     Scheduled Balance Computation

     Prior Month Balance                                              259,701,731.16

     Current Balance - Class A ARM               30,250,388.92
         Adv Principal - Class A ARM                  1,640.74
         Del Principal - Class A ARM                  8,367.26

     Current Balance - Fixed                    226,773,412.12
         Adv Principal - Fixed                       27,232.36
         Del Principal - Fixed                       71,655.70

     Pool Scheduled Balance                                           256,972,651.18

     Principal Payments in Full - Class A ARM       184,130.51
     Partial Prepayments - Class A ARM                7,217.52

     Principal Payments in Full - Fixed           1,657,693.27
     Partial Prepayments - Fixed                    444,927.70

     Scheduled Principal - Class A ARM               41,990.92
     Scheduled Principal - Fixed                    393,120.06

     Collateral Balance                                              257,023,801.04

     Overcollateralization Amount                                                 0
     Required Overcollateralization Amount                                        0
